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                                                        EXHIBIT  7

           AGREEMENT AND PLAN OF LIQUIDATION AND MERGER




     This Agreement by and among Transok, Inc., Transok Acquisition Company, Transok Gas Transmission Company and Transok Gas Gathering Company is entered into effective December 30, 1994.

     WHEREAS, Transok, Inc., an Oklahoma corporation ("Transok"), owns all of the outstanding shares of Common Stock (the only class of capital stock) of (i) Transok Gas Transmission Company, a Delaware corporation ("Transmission"), (ii) Transok Gas Gathering Company, a Delaware corporation ("Gathering"), (iii) Transok Gas Company, a Delaware corporation, and (iv) Transok Gas Processing Company, a Delaware corporation; and

     WHEREAS, Transok, Acquisition, Transmission and Gathering have determined it to be in their respective best interests that the separate corporate existences of Acquisition, Transmission and Gathering (the "Subsidiaries") be wound up, dissolved and liquidated by means of (x) a dividend and distribution in kind to their respective sole stockholder corporations of all of their respective property, assets and rights that are in excess of capital and unearned surplus in compliance with Rule 46 of the Securities and Exchange Commission (the "SEC"), including all of the liabilities and obligations of their respective Subsidiaries, effective on the date of this Agreement and Plan of Liquidation and Merger (the "Liquidating Dividend"), and (y) the subsequent merger of Acquisition into Transok and then of Transmission and Gathering into Transok, after receipt of all necessary approvals of the SEC thereof as may be required by the Public Utility Holding Company Act of 1935, as amended, and the rules thereunder (the "Merger").

     NOW, THEREFORE, the parties hereby agree to take all action necessary or appropriate to effect the Liquidating Dividends, effective December 30, 1994, and the Merger as aforesaid.

     IN WITNESS WHEREOF, each of the undersigned has caused this Agreement and Plan of Liquidation and Merger to be executed on its behalf as of December 30, 1994.

                              TRANSOK, INC.


                              By:  /s/ JACK SPINKS
                                  Jack Spinks, Vice President






                              TRANSOK ACQUISITION COMPANY


                              By:  /s/ RICHARD ZIEREN
                                   Richard Zieren, Vice President


                              TRANSOK GAS TRANSMISSION COMPANY


                              By:  /s/ E. EARL GLIMP
                                   E. Earl Glimp, Vice President


                              TRANSOK GAS GATHERING COMPANY


                              By:  /s/ E. EARL GLIMP
                                   E. Earl Glimp, Vice President